                                                                    EXHIBIT 99.1




                          AGREEMENT AND PLAN OF MERGER

                                     between

                        Commercial Net Lease Realty, Inc.

                                       and

                          Captec Net Lease Realty, Inc.

                            Dated as of July 1, 2001

INDEX

                                                                                          Page
                                                                                          ----
ARTICLE I         THE MERGER.................................................................1

        1.1       Effective Time of the Merger...............................................1
        1.2       Closing....................................................................2
        1.3       Effects of the Merger......................................................2
        1.4       Directors and Officers.....................................................2


ARTICLE II        CONVERSION OF SECURITIES...................................................2

        2.1       Conversion of Capital Stock................................................2
        2.2       Surrender of Certificates..................................................3
        2.3       Dissenting Shares..........................................................6


ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................6

        3.1       Organization, Standing and Power; Subsidiaries.............................7
        3.2       Capitalization.............................................................7
        3.3       Authority; No Conflict; Required Filings and Consents......................9
        3.4       SEC Filings; Financial Statements; Information Provided...................10
        3.5       No Undisclosed Liabilities; Indebtedness..................................11
        3.6       Absence of Certain Changes or Events......................................12
        3.7       Properties................................................................12
        3.8       Joint Venture Interests...................................................14
        3.9       Leases....................................................................14
        3.10      Taxes.....................................................................14
        3.11      Intellectual Property.....................................................16
        3.12      Litigation................................................................16
        3.13      Environmental Matters.....................................................16
        3.14      Employee Benefit Plans....................................................18
        3.15      Compliance With Laws......................................................20
        3.16      Labor Matters.............................................................20
        3.17      Insurance.................................................................20
        3.18      Opinion of Financial Advisor..............................................21
        3.19      Related Party Transactions................................................21
        3.20      Payments to Employees, Officers or Directors..............................21
        3.21      Permits...................................................................21
        3.22      Section 203 of the DGCL Not Applicable; Rights Plan.......................22
        3.23      Tax Matters...............................................................22
        3.24      Brokers...................................................................22

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................22

        4.1       Organization, Standing and Power..........................................23
        4.2       Capitalization............................................................23
        4.3       Authority; No Conflict; Required Filings and Consents.....................24
        4.4       SEC Filings; Financial Statements.........................................25
        4.5       No Undisclosed Liabilities; Indebtedness..................................26
        4.6       Absence of Certain Changes or Events......................................27
        4.7       Properties................................................................27
        4.8       Leases....................................................................28
        4.9       Taxes.....................................................................28
        4.10      Intellectual Property.....................................................29
        4.11      Litigation................................................................30
        4.12      Environmental Matters.....................................................30
        4.13      Employee Benefit Plans....................................................31
        4.14      Compliance With Laws......................................................31
        4.15      Permits...................................................................32
        4.16      Labor Matters.............................................................32
        4.17      Insurance.................................................................32
        4.18      Assets....................................................................32
        4.19      Opinion of Financial Advisor..............................................32
        4.20      Tax Matters...............................................................32
        4.21      Brokers...................................................................33
        4.22      No Ownership of Company Securities........................................33
        4.23      Antitakeover Statutes.....................................................34

ARTICLE V         CONDUCT OF BUSINESS.......................................................34

        5.1       Covenants of the Company..................................................34
        5.2       Covenants of the Buyer....................................................36
        5.3       Confidentiality...........................................................38


ARTICLE VI        ADDITIONAL AGREEMENTS.....................................................38

        6.1       No Solicitation...........................................................38
        6.2       Proxy Statement/Prospectus; Registration Statement........................40
        6.3       Access to Information.....................................................41
        6.4       Stockholders' Meeting.....................................................41
        6.5       Legal Conditions to the Merger............................................42
        6.6       Public Disclosure.........................................................43
        6.7       Listing of Buyer Common Stock and Buyer Preferred Stock...................43
        6.8       Company Stock Plans.......................................................43
        6.9       Indemnification...........................................................43
        6.10      Letter of the Company's Accountants.......................................44
        6.11      Notification of Certain Matters...........................................45

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
        6.12      Certain Tax Matters.......................................................45
        6.13      Disposition of Certain Joint Ventures and Affiliated Loan.................45
        6.14      Company Stockholders' Agreement...........................................46
        6.15      Termination of Registration Rights........................................46
        6.16      Consent Solicitation......................................................46
        6.17      Termination of Agreements................................................47


ARTICLE VII       CONDITIONS TO MERGER......................................................47

        7.1       Conditions to Each Party's Obligation To Effect the Merger................47
        7.2       Additional Conditions to Obligations of the Buyer ........................48
        7.3       Additional Conditions to Obligations of the Company.......................49


ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER.........................................50

        8.1       Termination...............................................................50
        8.2       Effect of Termination.....................................................52
        8.3       General Fees and Expenses.................................................52
        8.4       Certain Fees and Expenses.................................................52
        8.5       Amendment.................................................................54
        8.6       Extension; Waiver.........................................................54


ARTICLE IX        MISCELLANEOUS.............................................................54

        9.1       Nonsurvival of Representations and Warranties.............................54
        9.2       Notices...................................................................55
        9.3       Entire Agreement..........................................................56
        9.4       No Third Party Beneficiaries..............................................56
        9.5       Assignment................................................................56
        9.6       Severability..............................................................56
        9.7       Counterparts and Signature................................................56
        9.8       Interpretation............................................................57
        9.9       Governing Law.............................................................57
        9.10      Failure or Indulgence Not Waiver; Remedies Cumulative.....................57
        9.11      Remedies..................................................................57
        9.12      Submission to Jurisdiction................................................57
        9.13      WAIVER OF JURY TRIAL......................................................58

                             TABLE OF DEFINED TERMS

                                                                        Cross Reference
 Terms                                                                   in Agreement
 -----                                                           ------------------------
 Acquisition Proposal                                            Section 6.1(a)(i)
 Affiliate                                                       Section 3.4(c)
 Affiliated Loan                                                 Section 6.13(a)
 Agreement                                                       Preamble
 Base Amount                                                     Section 8.4
 Board                                                           Section 3.18
 Break-Up Expenses                                               Section 8.4
 Break-Up Expense Tax Opinion                                    Section 8.4
 Break-Up Fee                                                    Section 8.4
 Break-Up Fee Tax Opinion                                        Section 8.4
 Buyer                                                           Preamble
 Buyer Balance Sheet                                             Section 4.4(b)
 Buyer Common Stock                                              Section 2.1(b)
 Buyer Disclosure Schedule                                       Article IV
 Buyer Employee Plans                                            Section 4.13(a)
 Buyer ERISA Affiliate                                           Section 4.13(a)
 Buyer Insurance Policies                                        Section 4.17
 Buyer Material Adverse Effect                                   Article IV
 Buyer Permits                                                   Section 4.15
 Buyer Preferred Stock                                           Section 2.1(b)
 Buyer Properties                                                Section 4.7(a)
 Buyer Property                                                  Section 4.7(a)
 Buyer SEC Reports                                               Section 4.4(a)
 Buyer Stock Options                                             Section 4.2(b)
 Buyer Stock Plans                                               Section 4.2(b)
 Buyer's Knowledge                                               Section 4.2(b)
 Cash Consideration                                              Section 2.1(b)
 Certificate of Mergers                                          Section 1.1
 Certificates                                                    Section 2.2(c)
 CFG                                                             Section 5.1(h)
 Claim                                                           Section 6.9(b)
 Closing                                                         Section 1.2
 Closing Date                                                    Section 1.2
 Code                                                            Preamble
 Common Stock                                                    Section 2.1(a)
 Company                                                         Preamble
 Company Acquisition Agreement                                   Section 8.4
 Company Balance Sheet                                           Section 3.4(b)
 Company Common Stock                                            Section 2.1(a)
 Company Disclosure Schedule                                     Article III
 Company Lease                                                   Section 3.9(a)
 Company Leases                                                  Section 3.9(a)
 Company Loan Agreement                                          Section 7.3(e)

                                                                        Cross Reference
 Terms                                                                   in Agreement
 -----                                                           ------------------------
 Company Material Adverse Effect                                 Article III
 Company Meeting                                                 Section 3.4(c)
 Company Permits                                                 Section 3.21
 Company Properties                                              Section 3.7(a)
 Company Property                                                Section 3.7(a)
 Company Rent Roll                                               Section 3.9(c)
 Company Representative                                          Section 6.1(a)(ii)
 Company SEC Reports                                             Section 3.4(a)
 Company's Knowledge                                             Section 3.2(b)
 Confidentiality Agreement                                       Section 5.3
 Consent Solicitation                                            Section 6.16(a)
 Constituent Corporations                                        Section 1.3
 Contamination                                                   Section 3.13(b)(iii)
 Delaware Certificate of Merger                                  Section 1.1
 Development                                                     Sections 3.7(f), 4.7(e)
 DGCL                                                            Section 1.1
 Dissenting Shares                                               Section 2.3
 Effective Time                                                  Section 1.1
 Employee Benefit Plan.                                          Section 3.14(a)
 Employee Plan                                                   Section 3.14(a)
 Encumbrances                                                    Section 3.7(a)
 Environmental Claims                                            Section 3.13(b)(ii)
 Environmental Documents                                         Section 3.13(b)(vi)
 Environmental Law                                               Section 3.13(b)(i)
 EPA                                                             Section 3.13(b)(vi)
 ERISA Affiliate                                                 Section 3.14(a)
 ERISA                                                           Section 3.14(a)
 Exchange Act                                                    Section 3.3(c)
 Exchange Agent                                                  Section 2.2(a)
 Exchange Ratio                                                  Section 2.1(c)
 GAAP                                                            Section 3.4(b)
 Governmental Entity                                             Section 3.3(c)
 GP Transfers                                                    Section 6.16(a)
 Ground Lease                                                    Section 3.9(d)
 Ground Lessee                                                   Section 3.9(d)
 Hazardous Substance                                             Section 3.13(b)(v)
 HSR Act                                                         Section 3.3(c)
 Indebtedness                                                    Section 3.5(b)
 Indemnified Parties                                             Section 6.9(b)
 Indemnified Party                                               Section 6.9(b)
 Insurance Policies                                              Section 3.17
 IRS                                                             Section 3.10(a)
 Joint Ventures                                                  Section 3.1(c)
 JV Purchasers                                                   Section 3.3(a)

                                                                        Cross Reference
 Terms                                                                   in Agreement
 -----                                                           ------------------------
 Maryland Certificate of Merger                                  Section 1.1
 Maximum Amount                                                  Section 8.4
 Merger                                                          Preamble
 Merger Consideration                                            Section 2.1(b)
 MGCL                                                            Section 1.1
 Notice of Superior Proposal                                     Section 6.1(c)
 NYSE                                                            Section 2.1(d)
 Option Settlement Amount                                        Section 2.1(d)
 Order                                                           Section 7.1(e)
 Outside Date                                                    Section 8.1(b)
 Payor                                                           Section 8.4
 Person                                                          Section 2.2(d)
 Preferred Stock                                                 Section 3.2(a)
 Proceeding                                                      Section 3.12
 Property Restrictions                                           Section 3.7(a)
 Proxy Statement                                                 Section 3.4(c)
 Purchase Agreement                                              Section 3.3(a)
 Qualifying Income                                               Section 8.4
 Recipient                                                       Section 8.4
 Registration Statement                                          Section 3.4(c)
 REIT                                                            Section 3.10(b)
 REIT Requirements                                               Section 8.4
 Release                                                         Section 3.13(b)(iv)
 Rights Plan                                                     Section 3.22
 SEC                                                             Section 3.3(c)
 Securities Act                                                  Section 3.4(a)
 Series A Preferred Stock                                        Section 3.2(a)
 Share Consideration                                             Section 2.1(b)
 Special Committee                                               Section 3.18
 Stock Options                                                   Section 3.2(b)
 Stock Plan                                                      Section 3.2(b)
 Stockholders' Agreement                                         Preamble
 Subsidiary                                                      Section 3.1(b)
 Superior Proposal                                               Section 6.1(d)
 Surviving Corporation.                                          Section 1.3
 Syndicated Partnerships                                         Section 6.16(a)
 Tax                                                             Section 3.10(a)
 Tax Authority                                                   Section 3.10(a)
 Tax Return                                                      Section 3.10(a)
 Tax Returns                                                     Section 3.10(a)
 Taxes                                                           Section 3.10(a)
 Transfer                                                        Section 6.1(a)(i)
 UBSW                                                            Section 3.18

                                     - vi -

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 1, 2001, is by and between Commercial Net Lease Realty, Inc., a Maryland corporation (the "Buyer"), and Captec Net Lease Realty, Inc., a Delaware corporation (the "Company").

               WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that the Buyer and the Company combine in order to advance the long-term business interests of the Buyer and the Company;

               WHEREAS, the combination of the Buyer and the Company shall be effected by the terms of this Agreement through a merger of the Company into the Buyer, as a result of which the stockholders of the Company will become stockholders of the Buyer (the "Merger");

               WHEREAS, as a condition to the willingness of, and an inducement to, Buyer to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Stock (as defined herein), are entering into a Stockholders' Agreement dated as of the date hereof (the "Stockholders' Agreement") in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement; and

               WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

        1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing (as defined in Section 1.2), (i) the Buyer shall prepare, and on the Closing Date or as soon as practicable thereafter the Buyer shall cause to be filed with the Maryland Department of Assessments and Taxation, a certificate of merger (the "Maryland Certificate of Merger") in such form as is required by, and executed by the Surviving Corporation (as defined in Section 1.3) in accordance with, the relevant provisions of the Maryland General Corporation Law (the "MGCL") and shall make all other filings or recordings required under the MGCL and (ii) the Company shall prepare, and on the Closing Date or as soon as practicable thereafter, the Buyer shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Delaware Certificate of Merger" and collectively with the Maryland Certificate of Merger, the "Certificate of Mergers") in such form as is required by the Company in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at (i) such time as the Maryland Certificate of Merger has been duly filed with the Maryland Department of Assessments and Taxation and the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or (ii) such other time as is agreed upon by the Buyer and the Company and specified in the Certificate of Mergers. Such time is hereinafter referred to as the "Effective Time."

        1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, but subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Shaw Pittman, 2300 N Street, N.W., Washington, DC 20037, unless another date, place or time is agreed to in writing by the Buyer and the Company.

        1.3 Effects of the Merger. At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into the Buyer (the Buyer and the Company are sometimes referred to below as the "Constituent Corporations" and the Buyer following the Merger is sometimes referred to below as the "Surviving Corporation"); (ii) the First Amended and Restated Articles of Incorporation of the Buyer shall be the First Amended and Restated Articles of Incorporation of the Surviving Corporation; and (iii) subject to Section 6.9, the Bylaws of the Buyer as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 3-114 of the MGCL.

        1.4 Directors and Officers. The directors and officers of the Buyer immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the First Amended and Restated Articles of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

        2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company:

               (a)    Cancellation of Treasury Stock and Buyer-Owned Stock.
All shares of the Company's common stock, $.01 par value per share ("Company Common Stock" or "Common Stock"), that are owned by the Company as treasury stock or by any wholly owned Subsidiary (as defined in Section 3.1) of the Company and any shares of Company Common Stock owned by the Buyer or any other wholly owned Subsidiary of the Buyer shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

               (b)    Exchange Ratio for Company Common Stock. Subject to
Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a) and other than "Dissenting Shares" (as defined in Section 2.3 below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive
 .4575 shares Common Stock, par value $.01 per share, of the Buyer (the "Buyer Common Stock"), .21034679 shares of 9% Series A Non-Voting Preferred Stock, par value $.01 per share, of the Buyer (the terms of which are set forth in Exhibit B hereto) (the "Buyer Preferred Stock" and, collectively with the Buyer Common Stock, the "Share Consideration"), and $1.27 in cash (the "Cash Consideration" and, together with the Share Consideration, the "Merger Consideration").

               As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(b) and any cash in lieu of fractional shares of Buyer Common Stock and Buyer Preferred Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

               (c) Adjustments to Exchange Ratio. The exchange ratios with respect to the Buyer Common Stock and the Buyer Preferred Stock (the "Exchange Ratio") shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

               (d) Treatment of Company Stock Options. Following the Effective Time, each holder of a then-outstanding Company Stock Option (as defined in Section 3.2(b)) heretofore granted under any employee stock option or compensation plan or other arrangement with the Company shall be entitled (whether or not such Company Stock Option is then exercisable) to receive in cancellation of such Company Stock Option a cash payment from the Buyer in an amount equal to the amount, if any, by which the value of the Merger Consideration at the Effective Time exceeds the per-share exercise price of such Company Stock Option, multiplied by the number of shares of Company Common Stock then subject to such Company Stock Option (the "Option Settlement Amount"), subject to all required tax withholdings by the Company. For purposes of the preceding sentence, the value of the Buyer Preferred Stock shall be $25.00 per share and the value of the Buyer Common Stock shall be the closing price of Buyer Common Stock as reported on the New York Stock Exchange ("NYSE") on the day immediately preceding the Effective Time. Each Company Stock Option shall be canceled upon payment of the Option Settlement Amount therefor.

        2.2    Surrender of Certificates.

               (a) Exchange Agent. Prior to the Effective Time, the Buyer shall designate and appoint a bank or trust company reasonably acceptable by the Company as agent for the benefit of the holders of shares of Company Common Stock (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Common Stock for the Merger Consideration.

               (b) Buyer to Provide Merger Consideration. Prior to the Effective Time, the Buyer will make available to the Exchange Agent, as needed, certificates representing the Buyer Common Stock and the Buyer Preferred Stock in respect of the Share Consideration and the Cash Consideration to be paid in respect of shares of Company Common Stock in accordance with the terms of
Section 2.1(a).

               (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that represented as of the Effective Time outstanding shares of Company Common Stock to be exchanged pursuant to Section 2.2(a), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock and Buyer Preferred Stock, such holder's portion of the Cash Consideration and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.1(a) and 2.2(h), after giving effect to any withholding rights described in Section 2.2(j) below, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration and the other amounts, if any, specified in this Agreement.

               (d) Transfers of Ownership. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Company Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

               (e) No Transfers after Effective Time. After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section 2.2.

               (f) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the Buyer Common Stock or the Buyer Preferred Stock, as applicable, constituting all or a portion of the Merger Consideration shall be paid to the holder of any unsurrendered certificate representing Company Common Stock until such certificates are surrendered as provided in this Section 2.2. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing the Buyer Common Stock or the Buyer Preferred Stock, as applicable, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of Buyer Common Stock or the Buyer Preferred Stock, as applicable, and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of Buyer Common Stock or the Buyer Preferred Stock, as applicable, less the amount of any withholding taxes which may be required thereon.

               (g) No Further Ownership Rights in Company Common Stock. The Merger Consideration issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Sections 2.2(f) or 2.2(h)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock.

               (h) No Fractional Shares. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock or Buyer Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (rounding up to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of (i) Buyer Common Stock multiplied by the closing price of Buyer Common Stock as reported on the NYSE on the day immediately preceding the Effective Time or
(ii) Buyer Preferred Stock multiplied by $25.00.

               (i) No Liability. To the extent permitted by law, none of the Buyer, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Stock (or dividends or distributions with respect thereto) for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by law, become the property of the Buyer free and clear of any claim or interest of any Person previously entitled thereto. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(b) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to the Buyer, upon demand, and any such holder who has not exchanged his shares of Company Stock for the Merger Consideration in accordance with this Section 2.2(c) prior to that time shall thereafter look only to the Buyer for his claim for Buyer Common Stock, Buyer Preferred Stock, any cash in lieu of fractional shares of Buyer Common Stock or Buyer Preferred Stock or , as applicable, and any dividends or distributions with respect to Buyer Common Stock or Buyer Preferred Stock, as applicable, and the Cash Consideration.

               (j) Withholding Rights. Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

               (k) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue or pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock and Buyer Preferred Stock deliverable in respect thereof pursuant to this Agreement.

        2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that were not voted in favor of the Company Voting Proposal and as to which there has been compliance with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration except as provided in Section 262 of the DGCL in the event of a withdrawal of a demand for appraisal.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to the Buyer that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III.

               As used herein, "Company Material Adverse Effect" shall mean any change, effect or circumstance that is materially adverse to the financial condition, business or operations of the Company and its Subsidiaries (as defined below) taken as a whole (other than changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company operates and competes); provided, that (i) Company Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement or (B) any adverse change in the Company's stock price and (ii) any failure of the Company to meet the financial projections of any analyst shall not, in and of itself, be taken into account in determining whether there has been a Company Material Adverse Effect.

        3.1    Organization, Standing and Power; Subsidiaries.

               (a) Each of the Company and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a Company Material Adverse Effect.

               (b) Except as set forth in the Company SEC Reports (as defined in Section 3.4) filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests but "Subsidiary" shall not include the Joint Ventures (as defined below).

               (c) Section 3.1(c) of the Company Disclosure Schedule lists the joint ventures of the Company (the "Joint Ventures").


               (d) The Company has made available to the Buyer complete and accurate copies of: (i) the Restated Certificate of Incorporation and Bylaws of the Company; (ii) the charter, bylaws or other organization documents of each Subsidiary of the Company; and (iii) the agreements governing the Joint Ventures.

        3.2    Capitalization.

               (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock (the "Preferred Stock"), $.01 par value per share, of which 500,000 shares are designated as Series 1999-A Cumulative Preferred Stock and 50,000 have been designated as "Series A Preferred Stock". As of the close of business on the date of this Agreement, (i) 9,508,108 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of Preferred Stock were issued and outstanding.

               (b) Section 3.2(b) of the Company Disclosure Schedule lists the number of shares of Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement (such outstanding options, the "Stock Options") and the Captec Net Lease Realty, Inc. Long-Term Incentive Plan under which such options were granted (the "Stock Plan"). Except as set forth in this Section 3.2, as reserved for future grants under Stock Plan and Stock Options (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. To the Company's Knowledge, except as set forth in the Company Stockholders' Agreement, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Company or any of its Subsidiaries. As used in this Agreement, the term "Company's Knowledge" shall mean the actual knowledge, after reasonable investigation, of the Company's President and Chief Executive Officer or its Executive Vice President and Chief Financial Officer.

               (c) All outstanding shares of Common Stock are, and all shares of Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's Restated Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business.

               (d) All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature.

        3.3    Authority; No Conflict; Required Filings and Consents.


               (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Asset Purchase Agreement of even date herewith (the "Purchase Agreement") among the Company, the Buyer , CRC Asset Acquisition LLC and two of its wholly-owned subsidiaries (the "JV Purchasers") and Patrick L. Beach and, subject to the adoption of this Agreement by the Company's stockholders under the DGCL, to consummate the transactions contemplated by this Agreement and the Purchase Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company's stockholders under the DGCL. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms subject only to the adoption of this Agreement by the Company's stockholders under the DGCL.

               (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Restated Certificate of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and
(v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; or (iv) require the Company under the terms of any material agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, arrangement or understanding, except in the case of clauses (ii), (iii) and (iv) of this Section 3.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which, individually or in the aggregate, would not have a Company Material Adverse Effect.

               (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, the Maryland Certificate of Merger with the Maryland Department of Assessments and Taxation and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement (as defined below) with the NASDAQ and the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of such reports or schedules under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (vi) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, would, individually or in the aggregate, not have a Company Material Adverse Effect.

               (d) The affirmative vote for adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Meeting (as defined below) is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to approve the Company Voting Proposal (as defined below). There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. To the Company's Knowledge, as of the date hereof, Patrick Beach and
W. Ross Martin own, in the aggregate, approximately 727,552 shares of Company Common Stock.

        3.4    SEC Filings; Financial Statements; Information Provided.

               (a) All forms, reports and other documents required to be filed by the Company with the SEC since January 1, 1999 (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, applicable to such Company SEC Reports. None of the Company SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of Company as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The unaudited balance sheet of the Company as of March 31, 2001 is referred to herein as the "Company Balance Sheet."

               (c) The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which the Buyer Common Stock and Buyer Preferred Stock issued in connection with the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the adoption of this Agreement and the Merger (the "Company Meeting") shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any Affiliate (as defined below) of the Company, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Buyer. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

        3.5    No Undisclosed Liabilities; Indebtedness.

               (a) Except (i) as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (ii) for normal or recurring liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business, and (iii) fees and expenses incident to the consummation of the transactions contemplated hereby, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, that are required to be reflected in financial statements in accordance with GAAP and that, individually or in the aggregate, have had or will have a Company Material Adverse Effect.

               (b) Section 3.5(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its

Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. For purposes of Sections 3.5(b) and 4.5(b) of this Agreement, "indebtedness" means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
(E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

        3.6    Absence of Certain Changes or Events.

               (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Company Balance Sheet and prior to the date of this Agreement, any event, change or development in the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, which, individually or in the aggregate, has had a Company Material Adverse Effect.

               (b)    During the period from March 31, 2001 to the date hereof,
(i) there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable and (ii) there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Buyer pursuant to
Section 5.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

        3.7    Properties.


               (a) The Company or a Subsidiary of the Company owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 3.7(a) of the Company Disclosure Schedule (collectively, the "Company Properties" and each, a "Company Property"), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (v) below, (ii) for the Company Leases, and (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Company Material Adverse Effect, no other Person has any real property ownership interest in any of the Company Properties. The Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or liens (including liens for Taxes), mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (the "Encumbrances"), except for (iv) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect, (v) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements granted in the ordinary course of business since the date of such reports, none of which would adversely effect the tenant's obligation to pay rent under the applicable Company Lease (as defined below) and (vi) mechanics', carriers', workmen's and repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Company Material Adverse Effect.

               (b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Company's or the applicable Company Subsidiary's fee simple title (or leasehold estate) to each of the Company Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by Company or its Subsidiary in the case of Company Properties owned by the Company or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. Such policies are, at the date hereof, in full force and effect.

               (c) There has been no physical damage to any Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect after giving effect to any applicable insurance.

               (d) Neither Company nor any of the Company Subsidiaries nor, to the Company's Knowledge, any tenant under a Company Lease has received any notice with respect to any Company Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Company Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Company and the Company Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Company's Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Company and the Company Subsidiaries taken as a whole.

               (e) All of the Company's Properties are managed by Captec Net Lease Realty Advisors Inc. or Captec Financial Group Inc.

               (f) No Company Property is currently under development or subject to any agreement with respect to development, and neither the Company nor any Subsidiary shall enter into any such agreement between the date hereof and the Effective Time without the prior written approval of Buyer. For purposes of this Section 3.7(f), "development" shall not include capital improvements made in the ordinary course of business to existing Company Properties and repairs made to existing Company Properties.

        3.8 Joint Venture Interests. The Company owns the interests in the Joint Ventures listed in Section 3.1(c) of the Company Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

        3.9    Leases.

               (a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list of the leases to which any Company Property is subject (each, a "Company Lease" and together, the "Company Leases"). Prior to the date hereof, true and correct copies of the Company Leases have been made available to the Buyer.

               (b) Each of the Company Leases is a valid and subsisting lease with respect to the Company Property to which it relates and, to the Company's Knowledge, no event of monetary default has occurred under any Company Lease and no event of non-monetary default has occurred under any Company Lease that, in either case, individually or in the aggregate, would have a Company Material Adverse Effect.

               (c) Schedule 3.9(c) sets forth a copy of the rent roll of the Company (the "Company Rent Roll") that lists each Company Lease in effect as of the dates set forth therein, and that is true, correct and complete except for omissions or discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

               (d) With regard to any Company Properties where the Company or any Subsidiary of the Company (the "Ground Lessee") holds a leasehold estate (a "Ground Lease"): (i) the Ground Lease is a valid and subsisting lease and, to the Company's Knowledge, the Ground Lessee is not in default under any terms thereunder; and (ii) to the extent required under the Ground Lease, the Company will use its commercially reasonable efforts to obtain consent from the Lessor under the Ground Lease to the transaction contemplated hereby.

        3.10   Taxes.


               (a) Each of the Company and the Subsidiaries of the Company and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority (as defined below) having authority to do so) and has timely paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Company Subsidiary shall have set aside on its books adequate reserves or (ii) where the failure to file such Tax Returns or pay such Taxes would not have a Company Material Adverse Effect. Each such Tax Return is complete and accurate except where any failure to be complete and accurate would not have a Company Material Adverse Effect. The most recent audited financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements except where any failure would not have a Company Material Adverse Effect. Since the date of the Company Balance Sheet, the Company has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability for Taxes other than in the ordinary course of business. To the Company's Knowledge, no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary of the Company, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect. All Taxes required to be withheld, collected and paid over to any Tax Authority by the Company and any Subsidiary of the Company have been timely withheld, collected and paid over to the proper Tax Authority except where failure to do so would not have a Company Material Adverse Effect. There are no material pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax. Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Company and each Subsidiary of the Company for all taxable years beginning on or after January 1, 1998, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been or will hereafter promptly be made available to the Buyer. The Company has not received notice of any claim by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation would not have a Company Material Adverse Effect. Neither the Company, nor any Subsidiary of the Company is obligated to make after the Closing any payment that would not be deductible pursuant to Section 162(m) of the Code except where the lack of such deduction would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto. As used in this Agreement, "Tax Return" or "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. As used in this Agreement, "Tax Authority" shall mean the Internal Revenue Service (the "IRS") and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

               (b) The Company (i) for all taxable years commencing with its initial taxable year through December 31, 2000 has been operated so as to qualify as a real estate investment trust (a "REIT") within the meaning of
Section 856 of the Code and has been so qualified as a REIT for such years, (ii) and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2001 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, and no such challenge is pending or to the Company's Knowledge threatened. Each Subsidiary of the Company which is a partnership or limited liability company
(i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. The nature of the assets of the Company and the Subsidiaries of the Company is such that the sale of all of the assets owned by them would not cause the Company to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Each Subsidiary of the Company that is a corporation either (i) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code or (ii) has been since January 1, 2001, a taxable REIT subsidiary under Section 856(1) of the Code.

        3.11 Intellectual Property. The Company and the Subsidiaries of the Company own, or are licensees of or otherwise possess legally enforceable rights to use, all material patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Company and the Subsidiaries of the Company as currently conducted, or would be used or necessary as such business is planned to be conducted, except where the failure to own, be so licensed or otherwise possess, individually or in the aggregate, would not have a Company Material Adverse Effect.

        3.12 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (a "Proceeding") pending or, to the Company's Knowledge, threatened against the Company or any of the Subsidiaries which, individually or in the aggregate, will have a Company Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Company which, individually or in the aggregate, would have a Company Material Adverse Effect. Notwithstanding the foregoing, (i) Schedule 3.12 to the Company's Disclosure Schedule sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of the Company, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (ii) no claim has been made under any directors' and officers' liability insurance policy at any time by the Company or any Subsidiary.

        3.13   Environmental Matters.


               (a) Except for such matters which, individually or in the aggregate, have not had, and will not have, a Company Material Adverse Effect:

                      (i) the Company and each of its Subsidiaries are currently and, at all times during the Company's and each of its Subsidiaries' ownership or operation of their businesses and properties, have been, in material compliance with all applicable Environmental Laws;

                      (ii) no Environmental Claims have been asserted or assessed against the Company, any of its Subsidiaries or, to the Company's Knowledge, any tenant under any of the Company Leases with regard to any of the Company Properties, and, to the Company's Knowledge, no Environmental Claims are pending or threatened against the Company, any of its

Subsidiaries or any tenants under any of the Company Leases with regard to any of the Company Properties:

                      (iii) there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Company and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to the Company's Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

                      (iv) there was no Contamination at any property formerly owned, leased or operated by the Company or any of its Subsidiaries during, or to the Company's Knowledge, prior to the period of ownership or operation by the Company or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company's Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

                      (v) neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any tenant of any Company Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances that obligates or may obligate the Company or any of its Subsidiaries to pay money; and

                      (vi) the Company has made available to the Buyer, prior to the execution and delivery of this Agreement, complete copies of any and all Environmental Documents pertaining to the Company Properties.

               (b) For purposes of this Agreement, the following terms shall have the following meanings:

                      (i) "Environmental Law" means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment, human health or safety associated with the environment, or natural resources;
(B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

                      (ii) "Environmental Claims" means: (A) any claim, demand, action or proceeding brought or instigated by any Governmental Entity or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses; and (B) third party claims, actions, demands or proceedings, based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of a Hazardous Substance, and whether or not seeking costs, damages, penalties or expenses.

                      (iii) "Contamination" means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

                      (iv) "Release" means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Substance.

                      (v) "Hazardous Substance" means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., or analogous state Environmental Law;
(B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

                      (vi) "Environmental Documents" means: (A) any and all documents received by the Company or its Subsidiaries from the United States Environmental Protection Agency ("EPA") or any other Governmental Entity concerning the environmental condition of any property owned, leased or operated at any time by the Company or any Subsidiary of the Company, or the effect of the Company's business operations or the business operations of any Subsidiary of the Company on the environmental condition of such property; and (B) any and all documents submitted by the Company or any Subsidiary of the Company during the past five years to the EPA or any state, county or municipal environmental or health agency concerning the environmental condition of any property owned, leased or operated at any time by the Company or any Subsidiary of the Company, or the effect of the Company's business operations or the business operations of any Subsidiary of the Company on the environmental condition of such property.

        3.14   Employee Benefit Plans.


               (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock or stock appreciation plan or other forms of incentive compensation or post-retirement compensation; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under

Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary thereof, and (D) "Employee Plan" means any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary of the Company or any ERISA Affiliate. Each Employee Plan is identified on Schedule 3.14(a) of the Company's Disclosure Schedule. With respect to each Employee Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to Buyer: (i) all plan documents and amendments thereto; (ii) written descriptions of any unwritten plans or policies; (iii) all trust agreements, annuity contracts, insurance policies and other documents relating to the funding or payment of benefits under the Employee Plan; (iv) all service contracts and agreements; (v) the three (3) most recent Forms 5500 and any financial statements attached thereto; (vi) the most recent actuarial and valuation report; (vii) the most recent IRS determination letter and all requests for rulings or determinations concerning such Employee Plan requested from the IRS subsequent to the date of that letter; (viii) the most recent IRS opinion letter; (ix) the most recent summary plan description, summary of material modifications, and summary annual report, and/or written interpretation of the Employee Plan provided to employees; (x) copies of the nondiscrimination (including section 415) testing for the last three (3) years, and (xi) all other documents, forms or other instruments relating to Employee Plans reasonably requested by Buyer. There has been no "reportable event" within the meaning of
Section 4043 of ERISA with respect to any Employee Plan for which the notice requirement has not been waived and which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the Pension Benefit Guarantee Corporation to institute termination proceedings with respect to any Employee Plan.

               (b) Each Employee Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, the Code and ERISA, and each of the Company, its Subsidiaries and any ERISA Affiliates has in all material respects met its obligations with respect to such Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet), in each case except as would not cause a Company Material Adverse Effect.

               (c) With respect to the Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company, in each case except as would not cause a Company Material Adverse Effect. No Employee Plan is maintained by the Company that provides health coverage to former employees of the Company, except as is required under Section 4980B of the Code. The Company has no liability with respect to any Employee Plan maintained by an ERISA Affiliate.

               (d) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the Company's Knowledge, revocation has not been threatened. No lawsuit or other action has been brought or, to the Company's Knowledge, threatened with respect to any Employee Plan (excluding claims for benefits brought in the ordinary course of plan activities) and no audit, examination or other action has been brought or, to the Company's Knowledge, threatened with respect to any Employee Plan by any Governmental Entity. The Company has incurred no tax liability under Sections 4971 through 4980B and 4980D of the Code or civil liability under Sections 502(i) or (l) of ERISA.

               (e) Neither the Company, any Subsidiary nor any ERISA Affiliate has (i) ever maintained an Employee Plan which was ever subject to
Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Employee Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               (f) Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, or (B) providing any term of employment or compensation guarantee or
(ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code.

               (g) There has been no amendment to, written interpretation of or announcement by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Employee Plan that would result in a material increase in the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ended prior to the date hereof. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional Employee Plan, or to modify or change any existing Employee Plan that would affect any employee or terminated employee of the Company, any of its Subsidiaries, or any ERISA Affiliate.

        3.15 Compliance With Laws. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

        3.16 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

        3.17 Insurance. (a) Each insurance policy maintained by the Company (the "Insurance Policies") is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, (b) to the Company's Knowledge, none of the Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement, (c) the Company, and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, (d) no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy, and (e) all material claims under the Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Company Material Adverse Effect.

        3.18 Opinion of Financial Advisor. UBS Warburg LLC ("UBSW"), financial advisor to the Special Committee of the Board of Directors of the Company (the "Special Committee"), has delivered to the Special Committee and the Board of Directors of the Company (the "Board") an opinion to the effect that the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

        3.19 Related Party Transactions. Schedule 3.19 to the Company Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Company or any Subsidiary of the Company that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is an officer, director or Affiliate of the Company or any Subsidiary of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate. Such documents, copies of all of which have previously been delivered or made available to the Buyer, are listed in Schedule 3.19 to the Company Disclosure Schedule..

        3.20 Payments to Employees, Officers or Directors. Schedule 3.20 to the Company Disclosure Schedule contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable to any employee, officer or director of the Company or any Subsidiary of the Company as a result of the Merger or a termination of service subsequent to the consummation of the Merger and the aggregate amount of cash payments that will become payable as a result thereof. Except as described in Schedule 3.20 to the Company Disclosure Schedule, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of the Company or any Subsidiary of the Company. Except as described in
Schedule 3.20 of the Company Disclosure Schedule, there is no agreement or arrangement with any employee, officer or other service provider under which the Company or any Subsidiary of the Company has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

        3.21 Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not resulted in and will not result in a Company Material Adverse Effect (the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Company

Material Adverse Effect. There is no pending threat of modification or cancellation of any Company Permit that, individually or in the aggregate, would have a Company Material Adverse Effect. To the Company's Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in paragraph 3.3(c) of this Agreement, no Company Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

        3.22 Section 203 of the DGCL Not Applicable; Rights Plan. Assuming the accuracy of the representations contained in Section 4.23 below, the Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. The Board has taken all action necessary so that the Company's entering into this Agreement and completing the Merger will not trigger the adverse consequences of the Stockholder Rights Agreement between the Company and Norwest Bank Minnesota, N.A., as rights agent, dated as of September 17, 1999 (the "Rights Plan").

        3.23 Tax Matters. To the Company's Knowledge, after consulting with its independent auditors and outside legal counsel, neither the Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under
Section 368(a) of the Code.

        3.24 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except UBSW, whose fees and expense will be paid by the Company. The Company has delivered to the Buyer a complete and accurate copy of the agreement pursuant to which UBSW is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

               The Buyer represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV.

               As used herein, "Buyer Material Adverse Effect" shall mean any change, effect or circumstance that is materially adverse to the financial condition, business or operations of the Buyer and its Subsidiaries taken as a whole (other than changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Buyer operates and competes); provided, that (i) Buyer Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement or (B) any adverse change in the Buyer's stock price and (ii) any failure of the Buyer to meet the financial projections of any analyst shall not, in and of itself, be taken into account in determining whether there has been a Buyer Material Adverse Effect.

        4.1    Organization, Standing and Power.

               (a) Each of the Buyer and the Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would have a Buyer Material Adverse Effect.

               (b) Except as set forth in the Buyer SEC Reports (as defined in Section 4.4) filed prior to the date of this Agreement, neither the Buyer nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

               (c) The Buyer has delivered to the Company complete and accurate copies of the First Amended and Restated Articles of Incorporation and Bylaws of Buyer.

        4.2    Capitalization.


               (a) The authorized capital stock of the Buyer consists of 90,000,000 shares of Buyer Common Stock and 15,000,000 shares of preferred stock, $.01 par value per share. As of the close of business on the date of this Agreement, (i) 30,548,174.807 shares of Buyer Common Stock were issued and outstanding, (ii) no shares of Buyer Common Stock were held in the treasury of the Buyer or by Subsidiaries of the Buyer, and (iii) no shares of preferred stock were issued and outstanding.

               (b) Section 4.2(b) of Buyer Disclosure Schedule lists the number of shares of Buyer Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement (such outstanding options, the "Buyer Stock Options") and the plans under which such options were granted (collectively, the "Buyer Stock Plans"). Except (x) as set forth in this Section 4.2, and (y) as reserved for future grants under Buyer Stock Plans and Buyer Stock Options (i) there are no equity securities of any class of the Buyer or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Buyer), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries is bound obligating the Buyer or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Buyer or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither the Buyer nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. To the Buyer's Knowledge there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Buyer or any of its Subsidiaries. As used in this Agreement, the term "Buyer's Knowledge" shall mean the actual knowledge, after reasonable investigation of the Chairman, Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer.

               (c) All outstanding shares of Buyer Common Stock are, and all shares of Buyer Common Stock subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, and all shares of the Share Consideration to be issued pursuant to Section 2.1(c) above, in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MGCL, the Buyer's First Amended and Restated Articles of Incorporation or Bylaws or any agreement to which the Buyer is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Buyer Common Stock or the capital stock of the Buyer or any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in the Buyer or any Subsidiary of the Buyer or any other entity, other than guarantees of bank obligations of Subsidiaries of the Buyer entered into in the ordinary course of business.

               (d) All of the outstanding shares of capital stock of each of the Buyer's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors' qualifying shares in the case of non-U.S. Subsidiaries, all of which the Buyer has the power to cause to be transferred for no or nominal consideration to the Buyer or the Buyer's designee) are owned, of record and beneficially, by the Buyer or another Subsidiary of the Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Buyer's voting rights, charges or other encumbrances of any nature.

        4.3    Authority; No Conflict; Required Filings and Consents.


               (a) The Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Purchase Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer has been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms.

               (b) The execution and delivery of this Agreement by the Buyer does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the First Amended and Restated Articles of Incorporation or Bylaws of the Buyer or the charter, Bylaws or other organizational document of any other Subsidiary of the Buyer, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i), (ii), (iii), (iv), (v), and (vi) of Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

               (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for
(i) pre-merger notification under the HSR Act, (ii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, the Maryland Certificate of Merger with the Maryland Department of Assessments and Taxation and appropriate corresponding merger documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iv) the filings of such reports or schedules under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (vi) approval for listing the shares of Buyer Common Stock and the Buyer Preferred Stock on the NYSE, subject to official notification of issuance and (vii) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not so obtained or made, would, individually or in the aggregate, not have a Buyer Material Adverse Effect.

        4.4    SEC Filings; Financial Statements.


               (a) All forms, reports and other documents required to be filed by the Buyer with the SEC since January 1, 1999 (including those that the Buyer may file after the date hereof until the Closing) are referred to herein as the "Buyer SEC Reports." The Buyer SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports. As of their respective dates, the Buyer SEC Reports, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Buyer SEC Reports. None of the Buyer SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Buyer SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments), and (iii) fairly presented or will fairly present the consolidated financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The unaudited balance sheet of the Buyer as of March 31, 2001 is referred to herein as the "Buyer Balance Sheet."

               (c) The information to be supplied by the Buyer for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Buyer for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Buyer or any of its Affiliates, officers or directors should be discovered by the Buyer which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Buyer shall promptly inform the Company.

        4.5    No Undisclosed Liabilities; Indebtedness.


               (a) Except (i) as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, (ii) for normal or recurring liabilities incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practices, and (iii) fees and expenses incident to the consummation of the transactions contemplated hereby, the Buyer and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, that are required to be reflected in financial statements in accordance with GAAP and that, individually or in the aggregate, have had or will have a Buyer Material Adverse Effect.

               (b) Section 4.5(b) of the Buyer Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.5(b) above) of the Buyer or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

        4.6    Absence of Certain Changes or Events.


               (a) Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Buyer Balance Sheet and prior to the date of this Agreement, any event, change or development in the business financial condition or operations of the Buyer and its Subsidiaries, taken as a whole, which, individually or in the aggregate, has had a Buyer Material Adverse Effect.

               (b)    During the period from March 31, 2001 to the date hereof,
(i) there has not been any change by the Buyer in its accounting methods, principles or practices, any revaluation by the Buyer of any of its assets, including, writing down the value of inventory or writing off of notes or accounts receivable, and (ii) there has not been any action or event, and neither the Buyer nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Company pursuant to Section 5.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

        4.7    Properties.


               (a) The Buyer or a Subsidiary of the Buyer owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 4.7(a) of the Buyer Disclosure Schedule (collectively, the "Buyer Properties" and each, a "Buyer Property"), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (v) below, (ii) for the Buyer Leases, and (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Buyer Material Adverse Effect, no other Person has any real property ownership interest in any of the Buyer Properties. The Buyer Properties are not subject to any Property Restrictions or Encumbrances, except for (iv) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Buyer Material Adverse Effect, (v) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys, and (vi) mechanics', carriers', workmen's and repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

               (b) Valid policies of title insurance have been issued insuring the Buyer or the applicable Buyer Subsidiary's fee simple title (or leasehold estate) to each of the Buyer Properties owned by it in amounts at least equal to the purchase price thereof paid by Buyer or its Subsidiary in the case of Buyer Properties owned by the Buyer or its Subsidiaries subject only to the matters disclosed above. Such policies are, at the date hereof, in full force and effect.

               (c) There has been no physical damage to any Buyer Properties which, individually or in the aggregate, would have a Buyer Material Adverse Effect after giving effect to any applicable insurance.

               (d) Neither Buyer nor any of the Buyer Subsidiaries has received any notice with respect to any Buyer Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Buyer Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Buyer or the Buyer Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Buyer and the Buyer Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Buyer's Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Buyer and the Buyer Subsidiaries taken as a whole.

               (e) No Buyer Property is currently under development or subject to any agreement with respect to development, and neither the Buyer nor any Subsidiary of the Buyer, other than in the ordinary course of business, shall enter into any such agreement between the date hereof and the Effective Time without the prior written approval of the Company. For purposes of this
Section 4.7(e), "development" shall not include capital improvements made in the ordinary course of business to existing Buyer Properties and repairs made to existing Buyer Properties.

        4.8 Leases. Each lease to which any Buyer Property is subject is a valid and subsisting lease and, to the Buyer's Knowledge, no event of default has occurred under any such lease that, individually or in the aggregate, would have a Buyer Material Adverse Effect.

        4.9    Taxes.


               (a) Each of the Buyer and the Subsidiaries of the Buyer and any consolidated, combined, unitary or aggregate group for tax purposes of which the Buyer or any Subsidiary of the Buyer is or has been a member has timely filed all Tax Returns required to be filed by it (after giving effect to any timely filed extension properly granted by a Tax Authority having authority to do so) and has timely paid (or the Buyer has timely paid on its behalf) all Taxes shown on such Tax Returns as required to be paid by it except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Buyer or the applicable Buyer Subsidiary shall have set aside on its books adequate reserves or (ii) where the failure to file such Tax Returns or pay such Taxes would not have a Buyer Material Adverse Effect. Each such Tax Return is complete and accurate except where any failure to be complete and accurate would not have a Buyer Material Adverse Effect. The most recent audited financial statements contained in the Buyer SEC Reports reflect an adequate reserve for all Taxes payable by the Buyer and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements except where any failure would not have a Buyer Material Adverse Effect. Since the Buyer Balance Sheet Date, the Buyer has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Buyer nor any

Subsidiary of the Buyer has incurred any material liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Buyer or any Subsidiary of the Buyer, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect. All Taxes required to be withheld, collected and paid over to any Tax Authority by the Buyer and any Subsidiary of the Buyer have been timely withheld, collected and paid over to the proper Tax Authority except where failure to do so would not have a Buyer Material Adverse Effect. There are no material pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax. Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Buyer and each Subsidiary of the Buyer for all taxable years beginning on or after January 1, 1998, all extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been or will hereafter promptly be delivered to the Buyer and the representatives of the Buyer. No claim has been made by a Taxing Authority in a jurisdiction where the Buyer or any Subsidiary of the Buyer does not file Tax Returns that it is or may be subject to taxation by the jurisdiction except where the failure to file such Tax Return would not have a Buyer Material Adverse Effect. Neither the Buyer, nor any Subsidiary of the Buyer is obligated to make after the Closing any payment that would not be deductible pursuant to Section 162(m) of the Code except where the lack of such deduction would not have a Buyer Material Adverse Effect. Neither the Buyer nor any Subsidiary of the Buyer is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes.

               (b) The Buyer (i) for all taxable years commencing with its initial taxable year through December 31, 2000 has been operated so as to qualify as a REIT within the meaning of Section 856 of the Code and has been so qualified as a REIT for such years, (ii) and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2001 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, and no such challenge is pending or, to the Buyer's Knowledge, threatened. Each Subsidiary of the Buyer which is a partnership or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Buyer of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Buyer to violate Section 856(c)(4) of the Code. The nature of the assets of the Buyer and its Subsidiaries is such that the sale of all of the assets owned by them would not cause the Buyer to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Each Subsidiary of the Buyer that is a corporation either (i) has been since its formation a qualified REIT subsidiary under
Section 856(i) of the Code or (ii) has been since January 1, 2001, a taxable REIT subsidiary under Section 856(1) of the Code.

        4.10 Intellectual Property. The Buyer and its Subsidiaries own, or are licensees or otherwise possess legally enforceable rights to use, all material patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Buyer and its Subsidiaries as currently conducted, or would be used or necessary as such business is planned to be conducted, except where the failure to own, be so licensed or otherwise possess, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

        4.11 Litigation. There is no Proceeding pending or, to the Buyer's Knowledge, threatened against the Buyer or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Buyer Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Buyer which, individually or in the aggregate, would have a Buyer Material Adverse Effect.

        4.12 Environmental Matters. Except for such matters which, individually or in the aggregate, have not had, and will not have, a Buyer Material Adverse Effect:

               (a) the Buyer and each of its Subsidiaries are currently and, at all times during the Buyer's and each of the Subsidiaries' ownership or operation of their businesses and properties, have been, in material compliance with all applicable Environmental Laws;

               (b) no Environmental Claims have been asserted or assessed against the Buyer, any of its Subsidiaries or, to the Buyer's Knowledge, any tenant under any Buyer Lease with regard to a Buyer Property and, to the Buyer's Knowledge, no Environmental Claims are pending or threatened against the Buyer, any of its Subsidiaries, or any tenant under any Buyer Lease with regard to a Buyer Property;

               (c) there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Buyer and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures on such properties), and no such property is in the National Priorities List or, to the Buyer's Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

               (d) there was no Contamination at any property formerly owned, leased or operated by the Buyer or any of its Subsidiaries during or, to Buyer's Knowledge, prior to or during the period of ownership or operation by the Buyer or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures on such properties), and no such property is in the National Priorities List or, to the Buyer's Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a Release of a Hazardous Substance; and

               (e) neither the Buyer nor any of its Subsidiaries nor, to the Buyer's Knowledge, any tenant of any Buyer Property, is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

        4.13   Employee Benefit Plans.


               (a) Each Employee Benefit Plan maintained, or contributed to, by the Buyer, any Subsidiary of the Buyer or any ERISA Affiliate of the Buyer (a "Buyer ERISA Affiliate") (such plans together, the "Buyer Employee Plans") has been administered in all material respects in accordance with its terms and each of the Buyer, the Buyer's Subsidiaries and the Buyer ERISA Affiliates has in all material respects met its obligations with respect to such Buyer Employee Plan and has made all required contributions thereto (or reserved such contributions on the Buyer Balance Sheet), in each case except as would not cause a Buyer Material Adverse Effect.

               (b) With respect to the Buyer Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Buyer, in each case except as would not cause a Buyer Material Adverse Effect.

               (c) Each of the Buyer Employee Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such Buyer Employee Plans is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to Buyer's Knowledge, revocation has not been threatened.

               (d) Neither the Buyer, any Subsidiary of the Buyer nor any Buyer ERISA Affiliate has (i) ever maintained a Buyer Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Buyer Employee Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               (e) Neither the Buyer nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Buyer or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Buyer or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, or (B) providing any term of employment or compensation guarantee or
(ii) agreement, plan or arrangement under which any person may receive payments from the Buyer or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code.

        4.14 Compliance With Laws. The Buyer and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect.

        4.15 Permits. The Buyer and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not resulted in and will not result in a Buyer Material Adverse Effect (the "Buyer Permits"). The Buyer and its Subsidiaries are in compliance with the terms of the Buyer Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Buyer Material Adverse Effect. There is no pending threat of modification or cancellation of any Buyer Permit that, individually or in the aggregate, would have a Buyer Material Adverse Effect. To the Buyer's Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 4.3(c) of this Agreement, no Buyer Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

        4.16 Labor Matters. Neither the Buyer nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

        4.17 Insurance. (a) Each insurance policy maintained by the Buyer (the "Buyer Insurance Policies") is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, (b) to the Buyer's Knowledge, none of the Buyer Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement,
(c) the Buyer and its Subsidiaries have complied in all material respects with the provisions of each Buyer Insurance Policy under which it is the insured party, (d) no insurer under any Buyer Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy, and (e) all material claims under the Buyer Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Buyer Material Adverse Effect.

        4.18 Assets. All of the tangible assets used by the Buyer in the conduct of its business that are owned, are owned free and clear of all Encumbrances except for (i) Encumbrances which are disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, and (ii) other Encumbrances which, individually and in the aggregate, will not have a Buyer Material Adverse Effect.

        4.19 Opinion of Financial Advisor. First Union Securities, Inc., the financial advisor to the Buyer, has delivered to the Buyer an opinion to the effect that the Merger Consideration payable in the Merger is fair to the Buyer from a financial point of view.

        4.20   Tax Matters.


               (a) To the Buyer's Knowledge, after consulting with its independent auditors and outside legal counsel, neither the Buyer nor any of its affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

               (b) The Buyer Preferred Stock will not be "nonqualified preferred stock" within the meaning of section 351(g) of the Code because: (i) the holder of such stock will not have the right to require the Buyer or a related person to purchase such stock; (ii) neither the Buyer nor a related person will be required to redeem or purchase such stock; (iii) as of the Closing, it will not be more likely than not that the Buyer or a related person will exercise its right to redeem or purchase the stock; and (iv) the dividend rate on such stock will not vary in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or other similar indices.

               (c) The Buyer has no plan or intention, and as of the issue date will have no plan or intention, to redeem the Buyer Preferred Stock.

               (d) The redemption price of the Buyer Preferred Stock (other than the portion thereof consisting of accumulated and unpaid distributions) is payable solely out of the sale proceeds of other equity securities. The Buyer has no plan or intention, and as of the issue date will have no plan or intention, to issue any equity securities to provide the Buyer with proceeds that may be used to redeem the Buyer Preferred Stock. The Buyer has determined, as of the date hereof, and will determine as of the issue date, that the cost to issue such equity securities, including the projected yield payable with respect to such equity securities, would exceed the cost to the Buyer of permitting the Buyer Preferred Stock to remain outstanding.

               (e) The Buyer Preferred Stock has no features that effectively require or are intended to compel their redemption, and there are no agreements or arrangements, and as of the issue date there will be no agreements or arrangements, that effectively require or are intended to compel the redemption of the Buyer Preferred Stock.

               (f) The exercise of the Buyer's right to redeem the Buyer Preferred Stock would not reduce the yield of the shares, as determined under principles similar to the principles of section 1272(a) of the Code and the regulations under sections 1271 through 1275 of the Code.

               (g) The Buyer will not take a reporting position reflecting the Buyer Preferred Stock as "nonqualified preferred stock."

        4.21 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except First Union Securities, Inc., whose fees and expense will be paid by the Buyer. The Buyer has delivered to the Company a complete and accurate copy of all agreements pursuant to which First Union Securities, Inc. is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

        4.22 No Ownership of Company Securities. Neither the Buyer nor any Subsidiary of the Buyer owns or has ever owned any shares of Company Common Stock or any other securities of the Company.

        4.23 Antitakeover Statutes. No state takeover, moratorium, business combination or similar statute or regulation applicable to the Buyer limits or restricts in any way the power or authority of the Buyer to enter into this Agreement or to perform its obligations hereunder.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

        5.1 Covenants of the Company. Except as provided herein or as consented to in writing by the Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course, use commercially reasonable efforts, as determined in good faith by the Company, to maintain and preserve their respective business organizations, assets, employees and advantageous business relationships and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

               (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent,
(B) dividends the Company reasonably believes may be necessary to maintain the Company's status as a REIT, (C) dividends and distributions consistent with past practice, (D) dividends and distributions necessary for PricewaterhouseCoopers to deliver the letter described in Section 7.2(j), and (E) a dividend on the Company Common Stock as described in Exhibit C hereto; (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

               (b) issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, (other than the issuance of options or shares under the Rights Plan not otherwise in violation of this Agreement or the Stock Plan or shares of Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement);

               (c)    amend its Restated Certificate of Incorporation or Bylaws;

               (d) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

               (e) except (i) in the ordinary course of business, including without limitation pursuant to any outstanding credit, loan or equipment financing arrangement or any refinancing thereof, (ii) for loans not required to be repaid as a result of the consummation of the transactions contemplated hereby, (iii) additional loans up to $5,000,000 in the aggregate and (iv) pursuant to

Section 6.13, sell, lease, pledge, or otherwise dispose of or encumber any Company Properties or assets of the Company or of any of its Subsidiaries;

               (f) except (i) in the ordinary course of business consistent with past practice, (ii) as otherwise permitted by Section 5.1 or (iii) pursuant to Section 6.13, sell or dispose of any assets material to the Company and its Subsidiaries, taken as a whole;

               (g) except as otherwise permitted by this Agreement, enter into an agreement with respect to a sale of all or substantially all of the stock or assets of the Company, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

               (h) (i) other than (A) such indebtedness which is reflected in the Company's financial statements included in any Company SEC Reports and (B) borrowings under any credit, loan or equipment financing arrangement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) make any loans, advances (other than advances to employees of the Company or any Subsidiary of the Company in the ordinary course of business) or capital contributions to, or investment in, any other Person, other than the Company or any of its Subsidiaries or the Joint Ventures as may be required by the agreements governing the Joint Ventures or (iv) increase the outstanding amounts of the loan to Captec Financial Group, Inc. ("CFG") or make any new loans to Patrick L. Beach or any of his controlled affiliates (other than loans or advances as described in (h)(iii) above);

               (i) other than as set forth in the Company Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $100,000 in the aggregate for the Company and its Subsidiaries;

               (j) make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

               (k) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount less than $500,000 in the aggregate;

               (l) except as required to comply with applicable law or agreements, plans or arrangements or in the ordinary course of business, (i) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee earning more than $50,000 per annum, (ii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or (iii) enter into any employment, severance or other arrangement with any of its officers, directors or employees earning more than $50,000 per annum;

               (m) except as the Company reasonably believes is required by law, make or rescind any material Tax election, settle or compromise any material Tax liability or amend in any material respect any Tax return;

               (n) fail to confer on a regular basis as reasonably requested by the Buyer with one or more representatives of the Buyer to report on material operational matters and any proposals to engage in material transactions;

               (o) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

               (p) except pursuant to Section 6.13, enter into any commitment with any officer, director or Affiliate of the Company or any of its Subsidiaries or any material commitment with any consultant;

               (q) adopt any new Employee Benefit Plan or amend any existing Employee Plan or rights;

               (r) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

               (s) accept a promissory note in payment of the exercise price payable under any option to purchase shares of Company Common Stock; or

               (t) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions
Article VI hereof.

        5.2 Covenants of the Buyer. Except as provided herein or as consented to in writing by the Company, which consent shall not be unreasonably withheld, delayed or conditioned, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Buyer (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course, use commercially reasonable efforts, as determined in good faith by the Buyer, to maintain and preserve its and each Subsidiary's business organization, assets, employees and advantageous business relationships; and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

               (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Buyer to its parent, (B) dividends the Buyer reasonably believes may be necessary to maintain the Buyer's status as a REIT and (C) dividends and distributions consistent with past practice); (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

               (b) issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, (other than the issuance of options or shares under the Buyer Stock Plans, shares of Buyer Common Stock upon the exercise of Buyer Stock Options outstanding on the date of this Agreement or shares of Buyer Common Stock pursuant to the Buyer's employee stock purchase plan), which individually or in the aggregate would result in a Buyer Material Adverse Effect;

               (c) amend its First Amended and Restated Articles of Incorporation or Bylaws;

               (d) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof one transaction or a series of related transactions having a value in excess of $50,000,000 in the aggregate;

               (e) except in the ordinary course of business, sell or dispose of any assets material to the Buyer and its Subsidiaries, taken as a whole;

               (f) enter into an agreement with respect to a sale of all or substantially all of the stock or assets of the Buyer, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

               (g) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

               (h) except as required to comply with applicable law or agreements, plans or arrangements or in the ordinary course of business, accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options;

               (i) except as the Buyer reasonably believes is required by law, make or rescind any Tax election with respect to the Buyer's status as a REIT;

               (j) other than (A) such indebtedness which is reflected in the Buyer's financial statements included in any Buyer SEC Reports and (B) borrowings under any credit, loan or equipment financing arrangement, incur any indebtedness for borrowed money or guarantee any such indebtedness of any other Person, (i) issue or sell any debt securities or rights to acquire any debt securities of the Buyer or any of its Subsidiaries to the extent such issuance or sale would cause the Buyer to exceed the ratio requirement set forth in
Section 6.2(a) of the Sixth Amended and Restated Credit Agreement among the Buyer, First Union National Bank, as agent, and the Banks listed therein, dated as of October 26, 2000, as in effect on the date hereof, or (ii) make any loans, advances (other than advances to employees of the Buyer in the ordinary course of business) or capital contributions to, or investments in, any other Person other than the Buyer or any of its direct or indirect wholly-owned Subsidiaries which, in the case of either clause (i) or (ii) above, would result in a Buyer Material Adverse Effect; or

               (k) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the occurrence of any conditions Article VII hereof.

        5.3 Confidentiality. The parties acknowledge that the Buyer and the Company have previously executed a Confidentiality Agreement, dated as of January 12, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1    No Solicitation.


               (a) On and after the date hereof and prior to the Effective Time of the Merger, the Company agrees that it:

                      (i) shall not invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 50% or more of the outstanding voting equity securities of the Company, except an underwritten public offering of the Company's Common Stock for cash, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition ("Transfer") of any the Company's assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the assets of the Company, other than the Merger (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by amending or granting any waiver under, the Rights Plan);

                      (ii) shall not permit any officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Company (each, a "Company Representative") to engage in any of the activities described in Section 6.1(a)(i);

                      (iii) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and will take commercially reasonable actions to inform each Company Representative, and each of the Persons referred to in Section 6.1(b), of the obligations undertaken in this Section 6.1 and to cause each Company Representative to comply with such obligations; and

                      (iv) will (A) notify the Buyer orally or in writing promptly (but in any event within 24 hours), after receipt by the Company or any Company Representative of (1) an Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of the Company by any Person that has made, or to such party's knowledge may be considering making, an Acquisition Proposal, or
(3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Buyer copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Buyer informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

               (b) Notwithstanding Section 6.1(a), the Board shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board after the date hereof which was not invited, initiated, solicited or encouraged, directly or indirectly, by the Company or any Company Representative on or after the date hereof, if, and only to the extent that (i) a majority of the Board determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, (ii) the Company complies with all of its obligations under this Agreement, and (iii) the Company enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to the Company, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement.

               (c) Nothing in this Agreement shall prevent the Board from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Proposal is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to the Buyer (a "Notice of Superior Proposal") advising the Buyer that the Company has received a Superior Proposal, specifying all of the material terms and conditions of such Superior Proposal and identifying the person or entity making such Superior Proposal, (iii) the Buyer shall not have, within three business days of the Buyer's receipt of the Notice of Superior Proposal, made an offer that the Board by a majority vote determines in its good faith judgment (after having received the written advice of a financial advisor of national standing) to be at least as favorable to the Company's stockholders as such Superior Proposal (it being agreed that the Board shall convene a meeting to consider any such offer by the Buyer promptly following the receipt thereof), (iv) the Board concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Proposal, the withholding, withdrawal, amendment or modification of such recommendation is required for the Board to comply with its fiduciary obligations to the Company's stockholders under applicable law and (v) the Company shall not have violated any of the restrictions set forth this
Section 6.1 or Section 6.4. Nothing contained in this Section 6.1(c) shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board shall have been withdrawn, amended or modified).

               (d) For all purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, the Company pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of the Company or otherwise on terms which a majority of the Board determines in good faith, (A) after consultation with UBSW or another financial advisor of nationally recognized reputation, are superior, from a financial point of view, to the Company's stockholders to those provided for in the Merger and (B) to be more favorable generally to the Company's stockholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal) and for which financing, to the extent required, in the reasonable judgment of the Board, is capable of being obtained.

               (e) Any disclosure that the Board may be required to make to comply with its duties to stockholders imposed by applicable law or, with respect to the receipt of an Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.1.

               (f) Nothing in this Section 6.1 shall (i) permit the Company to terminate this Agreement (except as expressly provided in Article 8) or (ii) affect any other obligations of the Company under this Agreement.

        6.2    Proxy Statement/Prospectus; Registration Statement.


               (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and the Company shall file with the SEC the Proxy Statement, and the Buyer shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that the Buyer may delay with the consent of the Company, not to be unreasonably withheld, the filing of the Registration Statement until approval of the Proxy Statement by the SEC. The Buyer and the Company shall use reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of the Buyer and the Company will respond to any comments of the SEC and will use its respective reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and the Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of the Buyer and the Company will notify the other promptly upon the receipt of any comments from the SEC or any other Governmental Entity and of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any other Governmental Entity, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.2(b). Each of the Buyer and the Company will cause all documents that it is responsible for filing with the SEC or other Governmental Entity under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.2(b), the Buyer or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Entity, and/or mailing to stockholders of the Company, such amendment or supplement.

               (b) The Buyer and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

        6.3 Access to Information. Each party hereto shall (and shall cause each of its Subsidiaries to) afford to the other parties' officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each party hereto shall (and shall cause each of its Subsidiaries to) furnish promptly to the other parties hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other parties hereto may reasonably request. Unless otherwise required by law, such non-public information will be subject to the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

        6.4    Stockholders' Meeting.


               (a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the DGCL and its Restated Certificate of Incorporation and Bylaws and the rules of NASDAQ to call, give notice of, convene and hold the Company Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.2(c), the Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall adjourn or postpone the Company Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to the Company's stockholders sufficiently in advance of a vote on this Agreement to insure that such vote occurs on the basis of full and complete information as required under applicable law or (ii) shall (unless the Buyer otherwise consents in writing or if prohibited by applicable law) adjourn the Company Meeting once for a period not to exceed 25 days, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) or subsequently rescheduled or reconvened, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited, in compliance with the DGCL, the Company's Restated Certificate of Incorporation and Bylaws, the rules of NASDAQ and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Meeting in accordance with this Section 6.4(a) shall not be limited or affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or Superior Proposal (as defined below), or by any withdrawal, amendment or modification of the recommendation of the Board with respect to this Agreement.

               (b) Subject to Section 6.1: (i) the Board shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement at the Company Stockholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board has unanimously recommended that Company's stockholders vote in favor of and adopt and approve this Agreement at the Company Meeting; and (iii) neither the Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Buyer, the recommendation of the Board that the Company's stockholders vote in favor of and adopt and approve this Agreement.

        6.5    Legal Conditions to the Merger.


               (a) Subject to the terms hereof, the Company and the Buyer shall each use its reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable,
(ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws,
(B) the HSR Act and any request by a Governmental Entity thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings. The Company and the Buyer shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

               (b) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

        6.6 Public Disclosure. The Buyer and the Company shall each use its reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law, fiduciary duty or the applicable rules of the NYSE or NASDAQ.

        6.7 Listing of Buyer Common Stock and Buyer Preferred Stock. The Buyer shall (a) cause the shares of the Buyer Common Stock to be issued in the Merger and (b) use reasonable best efforts to cause the shares of Buyer Preferred Stock to be issued in the Merger, in each case, to be listed on the NYSE, subject to official notice of issuance, on or prior to the Closing Date. The Buyer shall, for the benefit of the holders of the Buyer Preferred Stock, use its reasonable best efforts to maintain the listing of the Buyer Preferred Stock on the NYSE for so long as shares of the Buyer Preferred Stock remain outstanding.

        6.8    Company Stock Plans.


               The Company shall enter into option-cancellation agreements with the holder of each Company Stock Option outstanding at the Effective Time (whether or not such Company Stock Option is then exercisable) whereby the holder's Company Stock Options shall be canceled in respect of a cash payment by the Buyer, if any, equal to the Option Settlement Amount for such Company Stock Option, subject to applicable tax withholding (which payment shall be made by the Buyer).

        6.9    Indemnification.


               (a) The First Amended and Restated Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation of directors and officers set forth in the First Amended and Restated Articles of Incorporation and Bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at any time prior to the Effective Time, were directors or officers of the Company in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

               (b) From and after the Effective Time, the Buyer shall indemnify, defend and hold harmless the present and former directors and officers of the Company (each, an "Indemnified Party", and collectively, the "Indemnified Parties"), against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the Buyer, which approval shall not be unreasonably withheld or delayed, or otherwise in connection with any claim, action, suit, proceeding or investigation, including liabilities in connection with any claim, action, suit, proceeding or investigation with respect to which the Buyer has withheld settlement approval (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), except for acts or omissions involving willful or intentional misconduct or recklessness by such Indemnified Party, and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances as they shall ultimately be determined in a final adjudication from which there is not further right to appeal that the Indemnified Party is not entitled to indemnification hereunder. Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain independent legal counsel satisfactory to them provided that such counsel shall be reasonably acceptable to the Buyer, (ii) the Buyer shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements thereof are received and (iii) the Buyer will use its reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section 6.9 upon learning of any Claim, shall notify the Buyer, although the failure to so notify the Buyer shall not relieve the Buyer of any liability which the Buyer may have under this Section
6.9 (except to the extent that such failure materially prejudices the Buyer), and shall deliver the Buyer the undertaking contemplated by this subsection (b).

               (c) For a period of six years after the Effective Time, the Buyer shall cause the Surviving Corporation to maintain in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a complete and accurate copy of which has been delivered to the Buyer prior to the date of this Agreement) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, however, that the Surviving Corporation will not be required, in order to maintain such directors' and officers' liability insurance policy, to pay an annual premium in excess of 140% of the aggregate annual amounts currently paid by the Company to maintain the existing policies (which amount is approximately $83,000); and provided further that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of 140% of such amount, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to 140% of such amount.

               (d) This Section 6.9 is intended for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on the Buyer and its successors and assigns.

        6.10 Letter of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to the Buyer and the Company a letter of PricewaterhouseCoopers, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Buyer, in form reasonably satisfactory to the Buyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

        6.11 Notification of Certain Matters. The Buyer will give prompt notice to the Company, and the Company will give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.11 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

        6.12   Certain Tax Matters.

               (a) The parties shall use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereby adopt this Agreement as a plan of reorganization.

               (b) From and after the date hereof, none of the parties will knowingly take any action or fail to take any action that would prevent or impede the Merger from being treated as a reorganization within the meaning of
Section 368(a) of the Code.

               (c) The covenants set forth in this Section 6.12 shall survive the Closing and shall continue in full force and effect at all times thereafter.

        6.13   Disposition of Certain Joint Ventures and Affiliated Loan.


               (a) The Purchase Agreement provides for the sale to or assumption by the JV Purchasers of the Company's direct or indirect equity, membership, partnership or similar interests in, or interests convertible into or exchangeable for, any equity, membership, partnership or similar interests in, the Joint Ventures and its interests, as creditor, under the Promissory Note dated July 1, 1995 (the "Affiliated Loan") made by CFG. The parties to this Agreement anticipate that the transactions provided for in the Purchase Agreement shall close immediately following the Effective Time.

               (b) On or immediately prior to the Closing, the Company shall cause CNLR Development, Inc. to transfer its 100% general partner interests in Captec Ster Texas LP and Captec Texas Opportunity LP to the Buyer or, at the Buyer's discretion upon notice to the Company given at least two business days prior to the Closing, an Affiliate of the Buyer.

        6.14 Company Stockholders' Agreement. Patrick L. Beach and W. Ross Martin have executed and delivered to the Buyer, concurrently with the execution of this Agreement, the

Stockholders' Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Stockholders' Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock of such provisions.

        6.15 Termination of Registration Rights. The Company shall, promptly following the date hereof, take all action necessary to terminate any and all registration rights granted to any holder of shares of Company Common Stock or any shares of Company Common Stock issued as or issuable upon the conversion or exercise of any Stock Option or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of any Company Common Stock.

        6.16   Consent Solicitation.


               (a) As promptly as practicable after the execution of this Agreement, the Company, in its capacity as general partner of Captec Franchise Capital Partners L.P. III and Captec Franchise Capital Partners L.P. IV (together, the "Syndicated Partnerships"), shall prepare and file with the SEC a Consent Solicitation (the "Consent Solicitation") for the purpose of transferring the general partnership interests held by the Company in the Syndicated Partnerships to the JV Purchasers (the "GP Transfers"). The Company will respond to any comments of the SEC and will use its reasonable efforts to have the Consent Solicitation cleared by the SEC as promptly as practicable after such filing and the Company will cause the Consent Solicitation to be mailed to the Syndicated Partnerships' limited partners at the earliest practicable time after the Consent Solicitation is cleared by the SEC. The Company will notify the Buyer promptly upon the receipt of any comments from the SEC or any other Governmental Entity and of any request by the SEC or any other Governmental Entity for amendments or supplements to the Consent Solicitation or any filing pursuant to Section 6.16(a) or for additional information and will supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or any other Governmental Entity, on the other hand, with respect to the Consent Solicitation or any filing pursuant to Section 6.16(a). The Company will cause all documents that it is responsible for filing with the SEC or other Governmental Entity under this
Section 6.16 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to Consent Solicitation or any filing pursuant to Section 6.16(b), the Company will promptly inform the Buyer.

               (b) The Company shall make all necessary filings with respect to the Consent Solicitation under the Exchange Act and the rules and regulations thereunder.

               (c) To the fullest extent permitted by the Company's fiduciary duties as the general partner of each of the Syndicated Partnerships, (i) the Company, as general partner of the Syndicated Partnerships, shall recommend that the limited partners consent to and approve the GP Transfers; (ii) the Consent Solicitation shall include a statement to the effect that the Company, as general partner of the Syndicated Partnerships, has recommended that limited partners consent to and approve the GP Transfers; and (iii) the Company, in its capacity as general partner of the Syndicated Partnerships, shall not withdraw, amend or modify, or propose or resolve to withdraw, amend or modify its recommendation that the limited partners consent to and approve GP Transfers. The Company shall pay the Buyer a fee of $250,000 if the Company shall not so recommend or if the Consent Solicitations shall not include the recommendation or if the Company shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify its recommendation, in each case, as a result of the Company's determination that taking any of such actions is not permitted by the Company's fiduciary duties as the general partner of the relevant Syndicated Partnership.

        6.17 Termination of Agreements. The Buyer acknowledges and agrees that the Company may terminate the Company's Advisory Agreement with Captec Net Lease Realty Advisors, Inc. and the Management and Advisory Agreement with Family Realty, Inc. at any time prior to the Effective Time.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

        7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. The Company Voting Proposal shall have been approved and adopted at the Company Meeting, at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of the Company Common Stock outstanding on the record date for the Company Meeting.

               (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (c) Governmental Approvals. Other than the filings provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur would cause a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, obtained or occurred.

               (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Proxy Statement shall have been cleared by the Commission and neither the Proxy Statement nor the Registration Statement shall be the subject of any stop order or any actual or threatened proceedings seeking a stop order.

               (e) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (f) NYSE. The shares of the Buyer Common Stock and the Buyer Preferred Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

               (g) Purchase Agreement Closing Conditions and Escrow. All conditions necessary to consummate the transactions provided for in the Purchase Agreement (other than the effectuation of the Merger) shall have been satisfied or waived and documents the delivery of which are necessary under the Purchase Agreement to consummate the transactions provided for in the Purchase Agreement shall have been deposited into an escrow arrangement providing for their release from escrow immediately after the Effective Time, such arrangement to be on such other terms as are reasonably satisfactory to the parties to the Purchase Agreement.

        7.2 Additional Conditions to Obligations of the Buyer. The obligations of the Buyer to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by the Buyer:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and
(iii) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect contained therein), individually or in the aggregate, has not had a Company Material Adverse Effect).

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement.

               (c) Tax Opinion. The Buyer shall have received a written opinion from Shaw Pittman, a partnership including professional corporations, counsel to the Buyer, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               (d) Third Party Consents. The Company shall have obtained all consents and approvals of third parties referred to in Schedule 7.2(d), including all necessary consents required to effect the transactions contemplated pursuant to the Purchase Agreement. Notwithstanding the foregoing, the Parties hereto acknowledge and agree that the failure of the Company to obtain the consents of the limited partners of the Syndicated Partnerships to the GP Transfers described in Section 6.16 shall not be a failure by the Company to comply with this Section 7.2(d) and the Buyer shall be obligated to consummate the Merger if all other consents have been obtained by the Company and the other conditions to the Merger have been satisfied.

               (e) Resignations. The Buyer shall have received copies of the resignations, effective as of the Effective Time, of each officer and director of the Company and its Subsidiaries.

               (f) REIT Tax Opinion. The Buyer shall have received a written opinion reasonably acceptable to the Buyer from Baker & Hostetler LLP, counsel to the Company, that the Company qualified as a REIT under the Code for all taxable years commencing with its initial taxable year through December 31, 2000, that the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company's method of operation will enable it to meet the requirements for qualification as a REIT under the Code for the taxable year beginning January 1, 2001, determined as if such taxable year ended as of the Closing.

               (g) General Partner Interests Transfer. The Company shall have caused CNLR Development, Inc. to transfer its 100% general partner interests in Captec Ster Texas LP and Captec Texas Opportunity LP to the Buyer or, at the Buyer's discretion, an Affiliate of the Buyer, immediately prior to the Closing.

               (h) Termination of Advisory/Management Agreements. The agreements listed on Schedule 7.2(i) shall have been terminated on terms mutually agreeable to the parties thereto and the Buyer.

               (i) Purchase Agreement and Loan Agreement. The Purchase Agreement and Loan Agreement of even date herewith among the Buyer and the JV Purchasers each shall remain in full force and effect.

               (j) Earnings and Profits Letter. The Buyer shall have received a letter from PricewaterhouseCoopers, the Company's independent auditors, confirming that the Company has distributed all of its earnings and profits for all taxable years, including the taxable year beginning January 1, 2001, and ending as of the Closing.

               (k) Stock Options. The Company shall have terminated, to the reasonable satisfaction of the Buyer, the Company's Long Term Incentive Plan and the Directors' Deferred Compensation Plan.

               (l) CFCP Promissory Note. The Promissory Note dated as of April 17, 2001 made by Captec Franchise Capital Partners, L.P. IV to the order of the Company shall have been paid in full.

               (m) Tax Return. The Company's Federal Tax Return for the year ended December 31, 2000 shall have been filed with the IRS and a copy thereof shall have been provided to the Buyer.

        7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) where the failure to be true and correct (without regard to any materiality or Buyer Material Adverse Effect contained therein), individually or in the aggregate, has not had a Buyer Material Adverse Effect);

               (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

               (c) Tax Opinion. The Company shall have received the opinion of Baker & Hostetler LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               (d) UBSW Opinion. UBSW shall not have withdrawn, modified or revoked its fairness opinion to the Special Committee and the Board.

               (e) Company Loan Agreement. At or prior to the Closing, the Buyer shall have paid, or have made arrangements reasonably satisfactory to the Company to pay, the outstanding amounts due under the Third Amended and Restated Credit Agreement among the Company, First Union National Bank, as Administrative Agent and Sole Bookrunner, and the Financial Institution's Party to the Third Amended and Restated Credit Agreement, dated as of February 26, 2001, relating to $80,000,000 in term loans and up to $25,000,000 in revolving loans.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after adoption of this Agreement by the stockholders of the Company:

               (a)    by mutual written consent of the Buyer and the Company; or

               (b) by either the Buyer or the Company if the Merger shall not have been consummated by January 31, 2002 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date); or

               (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

               (d) by either the Buyer or the Company if (i) the Company Meeting cannot be held because of the lack of a quorum of the Company's stockholders or (ii) at the Company

Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

               (e) by the Buyer, if the Company or Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the stockholders of the Company,
(iii) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Buyer, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby as permitted by Section 6.1,
(iv) failed to mail the Proxy Statement/Prospectus to the stockholders of the Company when the Proxy Statement/Prospectus was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of this Agreement), (v) failed to have issued a press release reaffirming the Board's recommendation of this Agreement within two business days after receipt of a written request by the Buyer to do so after the commencement of a tender offer or exchange for more than 50% of the outstanding voting securities of the Company (it being understood that the Buyer shall not have a right to terminate this Agreement pursuant to this clause (v) if the Company fails to issue such a press release in response to more than one such request), (vi) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vii) resolved or announced its intention to do any of the foregoing; or

               (f) By the Buyer, if a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with the Buyer, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that the Company recommends rejection of such tender or exchange offer; or

               (g) By the Buyer, if the Buyer is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(g)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company; or

               (h) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Buyer herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)) or (ii) there has been a breach on the part of the Buyer of any of their respective covenants or agreements contained in this Agreement such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)), and such breach (if curable) has not been cured within 30 days after notice to the Buyer.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.3, 8.3, 8.4 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate in all material respects when made) and the provisions of Sections 5.3 (regarding confidentiality), the penultimate sentence of 6.3 (regarding confidentiality), 8.3, 8.4 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3    General Fees and Expenses. Except as set forth in this Section
8.3 and Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

        8.4    Certain Fees and Expenses. If this Agreement shall be terminated
(i) pursuant to Sections 8.1(e) or 8.1(f), then the Company thereupon shall pay to the Buyer the Break-Up Fee (as defined below) and (ii) pursuant to Section 8.1(d) or 8.1(g), then the Company shall pay to the Buyer (provided that the Company was not entitled to terminate this Agreement pursuant to Section 8.1(h) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein). If this Agreement shall be terminated pursuant to Section 8.1(h), then the Buyer shall pay to the Company (provided that the Buyer was not entitled to terminate this Agreement pursuant to Section 8.1(g) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to Sections 8.1(b) (if primarily resulting from any action or inaction of the Company), 8.1(d) or 8.1(g) and prior to the time of such termination an Acquisition Proposal has been received by the Company, and either prior to the termination of this Agreement or within nine (9) months thereafter, the Company enters into any written agreement to consummate a transaction or series of transactions which, had such agreement been proposed or negotiated during the term of this Agreement, would have constituted an Acquisition Proposal (each, a "Company Acquisition Agreement"), which is subsequently consummated (whether or not any Company Acquisition Agreement relates to the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then the Company shall pay the Break-Up Fee to the Buyer upon the consummation thereof.

               The payment of the Break-Up Fee shall be full compensation for the loss suffered by the Buyer as a result of the failure of the Merger to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by the Company to the Buyer, or the Break-Up Expenses shall be paid by the Company to the Buyer or the Buyer to the Company (as applicable), in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred. The Company and Buyer each acknowledge that the agreements contained in this Section 8.4 are integral parts of this Agreement; accordingly, if the Company fails to promptly pay the Break-Up Fee or Break-Up Expenses or the Buyer fails promptly to pay Break-up Expenses due pursuant to this Section 8.4 and, in order to obtain payment, the Buyer or the Company commence a suit which results in a judgment against the other for any amounts owed pursuant to this Section 8.4, the losing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the applicable judgment rate. Payment of the fees described in Section 8.4 shall not be in lieu of damages incurred in the event of breach of this Agreement.

               As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $5,000,000 less Break-Up Expenses paid or payable under this Section 8.4 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to the Buyer without causing the Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to the Buyer, and (B) in the event the Buyer receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that the Buyer has received a ruling from the IRS holding that the Buyer's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of the Company within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by the Buyer of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. The Company's obligation to pay any unpaid portion of the Break-Up Fee shall terminate two years from the date of this Agreement. In the event that the Buyer is not able to receive the full Base Amount, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to the Buyer unless and until the Company receives either one of the following: (i) a letter from the Buyer's independent accountants indicating the maximum amount that can be paid at that time to the Buyer without causing the Buyer to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events the Company shall pay to the Buyer the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above.

               The "Break-Up Expenses" payable to the Buyer or the Company, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $1,000,000 and (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses). If the Break-Up Expenses payable to the Recipient exceed the maximum amount that can be paid to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient (the "Maximum Amount"), the amount initially payable to the Recipient shall be limited to the Maximum Amount. If, however, within the two-year period commencing on the date of this Agreement, the Recipient receives a letter from outside counsel (the "Break-Up Expense Tax Opinion") indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying

Income or would be excluded from gross income of the Recipient within the meaning of the REIT Requirements or that receipt by the Recipient of the balance of the Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Recipient shall be entitled to have payable to it the full amount of the Break-Up Expenses. The obligation of the Buyer or the Company, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate two years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following:
(i) a letter from the independent accountants of the Buyer or the Company, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

        8.5 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.6 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company and the Buyer contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section
9.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor the Buyer makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

        9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

               (a)    if to the Buyer, to:

                      Commercial Net Lease Realty, Inc.
                      450 S. Orange Avenue, Suite 900
                      Orlando, FL  32801
                      Attn:  Julian E. Whitehurst, Esq.

                      with a copy to:

                      Shaw Pittman
                      2300 N. Street, N.W.
                      Washington, D.C.  20037
                      Attn:  John M. McDonald, Esq.
                      Fax: (202) 663-8007

               (b)    if to the Company, to:

                      Captec Net Lease Realty, Inc.
                      24 Frank Lloyd Wright Drive
                      Lobby L, 4th Floor
                      Ann Arbor, MI  48106
                      Attn:  W. Ross Martin

                      with a copy to:

                      Morris, Nichols, Arsht & Tunnell
                      1201 N. Market Street
                      Wilmington, DE  19801
                      Attn:  Andrew M. Johnston, Esq.
                      Fax:  (302) 425-3018

                      and

                      Baker & Hostetler LLP
                      Suite 1100
                      1050 Connecticut Avenue NW
                      Washington, DC  20036
                      Attn:  William J. Conti, Esq.

                      Fax:  (202) 861-1783

               Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        9.3 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

        9.4    No Third Party Beneficiaries. Except as provided in Sections 6.7,
6.8 and 6.9, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

        9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree hereto that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the parties with respect to the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        9.7 Counterparts and Signature. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that each party need not sign the same counterpart.

        9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

        9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

        9.11 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

        9.12   Submission to Jurisdiction. Each of the parties to this Agreement
(a) consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.

Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

        9.13 WAIVER OF JURY TRIAL. THE BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

               IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       COMMERCIAL NET LEASE REALTY, INC.


                                       By:  /s/ GARY M. RALSTON
                                          -------------------------------------

                                       Title: President
                                             ----------------------------------


                                       CAPTEC NET LEASE REALTY, INC.



                                       By:  /s/ PATRICK L. BEACH
                                          -------------------------------------

                                       Title: Chairman
                                             ----------------------------------

               The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Company entitled to vote on this Agreement.


                                       --------------------------------------
                                       Secretary

                                    Exhibit C


(a) If the Closing occurs prior to the then next scheduled dividend record date for both the Company and the Buyer, and the dividend per share otherwise payable on the Company Common Stock for the calendar quarter immediately preceding such record dates (pro rated to the extent that the Closing Date occurs prior to the end of such calendar quarter), exceeds the next scheduled dividend per share payable on the Buyer Common Stock, the Company may pay, on or prior to the Effective Date, a special dividend to its shareholders in an amount per share equal to the difference between the Company dividend and the next scheduled Buyer dividend.


(b) The Company agrees that the record date for its regular dividend payable in the fourth quarter of 2001 shall be the usual record date established by the Buyer for its regular fourth quarter dividend. The Company and the Buyer shall consult with each other concerning the Buyer's record date.